UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2025

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2025, the Board of Directors (the “Board”) of Sonder Holdings Inc. (the “Company”) appointed Michael Hughes as the Company’s Chief Financial Officer, effective January 22, 2025.

Mr. Hughes, age 50, joins the Company from Spirit Realty Capital, Inc., a real estate investment trust, where he served as the Executive Vice President, Chief Financial Officer since April 2018. Mr. Hughes has also served in various leadership roles, including as Executive Vice President, Chief Financial Officer, at FelCor Lodging Trust Inc., a real estate investment trust, from May 2006 to October 2017. Mr. Hughes also served as Vice President, Corporate Finance at Wyndham Hotels & Resorts, Inc., a hospitality company, from February 2002 to April 2006. Mr. Hughes holds a Chartered Financial Analyst designation and received a Bachelor of Arts in Business Administration and Management from Rhodes College.

In connection with Mr. Hughes’ appointment and employment as Chief Financial Officer, Mr. Hughes will receive annual base cash compensation of $495,000 and will be eligible for bonus compensation with a target amount equal to 75% of base salary. In addition, the Compensation Committee of the Board expects to grant Mr. Hughes a one-time equity award of 1,211,000 restricted stock units (“RSUs”) of the Company’s common stock pursuant to the Company’s 2021 Equity Incentive Plan or the 2023 Inducement Equity Incentive Plan, subject to Mr. Hughes’ continued employment with the Company on the applicable vesting dates. 30% of these RSUs will be subject to service conditions and 70% of these RSUs will be subject to performance and service conditions. Mr. Hughes will also participate in the Company’s 2023 Key Executive Change in Control and Severance Plan, is eligible for unlimited paid time off subject to the needs of the Company, and is eligible to participate in the Company’s benefit programs.

There is no arrangement or understanding between Mr. Hughes and any other persons pursuant to which Mr. Hughes was appointed as Chief Financial Officer. There are no transactions, relationships or agreements between Mr. Hughes and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K. Mr. Hughes does not have a family relationship with any member of the Board or any of the Company’s executive officers subject to disclosure pursuant to Item 401(d) of Regulation S-K.

In connection with Mr. Hughes’ appointment as the Company’s Chief Financial Officer, the Company will enter into an indemnification agreement with Mr. Hughes, which will be on substantially the same terms as the indemnification agreements with the Company’s directors and other executive officers. The Company has previously filed a form of indemnification agreement as Exhibit 10.28 to the Current Report on Form 8-K on January 24, 2022, which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 21, 2025, the Company issued a press release announcing the appointment of Mr. Hughes. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release Dated January 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: January 21, 2025	By:	/s/ Francis Davidson
	Name:	Francis Davidson
	Title:	Chief Executive Officer